Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 16, 2020 relating to the consolidated financial statements of Shift Technologies, Inc., incorporated by reference in Shift Technologies, Inc.’s Current Report on Form 8-K dated October 14, 2020, as amended on November 16, 2020, filed with the Securities and Exchange Commission.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

December 17, 2020